Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-279064) and Form S-8 (No. 333-282925) of Malibu Boats, Inc. of our report dated May 17, 2026, relating to the financial statements of Saxdor Yachts Oy, which appears in this Current Report on Form 8-K.

PricewaterhouseCoopers Oy

PricewaterhouseCoopers Oy

Helsinki, Finland

May 17, 2026